                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              JACOBSON STORES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                              JACOBSON STORES INC.





                                     NOTICE

                                       OF

                                 ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                              JACOBSON STORES INC.

                 3333 SARGENT ROAD, JACKSON, MICHIGAN 49201-8847
                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001

                             TO THE SHAREHOLDERS OF
                              JACOBSON STORES INC.:


      The 2001 Annual Meeting of Shareholders of Jacobson Stores Inc. will be held at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, on Thursday, May 24, 2001, at 11:30 a.m., local time, for the following purposes:

              (1) To elect Kathleen McCree Lewis and Michael T. Monahan as Class III Directors, to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified;

              (2) To consider and act on a proposal to appoint Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending February 2, 2002; and

              (3) To transact any other business that may properly come before the meeting or any adjournments thereof.

      Common shareholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the meeting.

      Your attention is directed to the proxy statement submitted with this notice.



                                             By order of the Board of Directors,
                                             RICHARD Z. ROSENFELD, Secretary



Jackson, Michigan, April 9, 2001




--------------------------------------------------------------------------------
  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, EVEN IF YOU
                               EXPECT TO ATTEND.
             PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
--------------------------------------------------------------------------------

                              JACOBSON STORES INC.
                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS

      This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Jacobson Stores Inc. (the "Company") for use at its 2001 Annual Meeting of Shareholders, to be held Thursday, May 24, 2001, at 11:30 a.m., local time, at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about April 9, 2001.

      If the enclosed proxy is properly executed and returned to Wells Fargo Shareowner Services, P.O. Box 64859, St. Paul, MN 55164-9445, all shares represented will be voted in the manner specified. A proxy may be revoked at any time before it is exercised.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of March 1, 2001, 5,788,209-2/3 shares of the Company's Common Stock, par value $1 per share, were outstanding and entitled to vote. Common shareholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on the record date. Shares may not be voted cumulatively.

      The following table and the corresponding explanations on pages 2 and 3 provide information as of March 1, 2001 (or in 2 cases, December 31, 2000 or December 31, 1999) about each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is its only class of voting securities:

                                                                              AMOUNT AND NATURE OF                 PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP                OF  CLASS
-----------------------------------------------------------------------------------------------------------------------------
      Dimensional Fund Advisors Inc.                                             431,000                              7.4%
          1299 Ocean Avenue, 11th Floor
          Santa Monica, California 90401

      P. Gerald Mills                                                            529,764 (1)                          8.4
          3333 Sargent Rd.
          Jackson, Michigan 49201-8847

      Franklin Resources, Inc.                                                   384,300                              6.6
          777 Mariners Island Blvd.
          San Mateo, California 94404

      Mark K. Rosenfeld                                                          362,330 (2)                          6.3
          4816 Culbreath Isles Rd.
          Tampa, Florida 33629

      Robert L. Rosenfeld, Ph.D.                                                 342,640-1/3 (3)                      5.9
          4535 Fourth Road North
          Arlington, Virginia 22203-2342

      David A. Rosenfeld                                                         325,909 (4)                          5.6
          180 Grand Ave., Suite 400
          Oakland, California 94612


      (1) Includes 500,000 shares that may be acquired on exercise of options, including 100,000 shares granted on March 22, 2001.
      (2) Includes 13,618 shares held by his wife, 1,500 shares held by his wife as custodian, 2,401 shares held by him as custodian and 306 shares that may be acquired by Mark K. Rosenfeld or his wife as custodian on the conversion of debentures.
      (3) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife, 17,105 shares held by him as trustee and 2,500 shares that may be acquired on exercise of options.
      (4) Includes 11,445 shares held jointly with his wife, 325 shares held by him as custodian and 14,493 shares held by his wife.

      The following table and explanations provide information as of March 1, 2001 about shares of the Company's Common Stock beneficially owned by each director, each of the executive officers identified on page 9, and all directors and executive officers as a group.

                                                                   AMOUNT AND NATURE OF                            PERCENT
      NAME                                                         BENEFICIAL OWNERSHIP(1)                         OF CLASS
----------------------------------------------------------------------------------------------------------------------------
      Herbert S. Amster                                                 25,500   (2)                                   *
      Leslie E. Dietzman                                                 3,000   (3)                                   *
      Paul W. Gilbert                                                  147,587   (4)                                  2.5
      Herman S. Kohlmeyer, Jr.                                         219,001   (5)                                  3.8
      Theodore R. Kolman                                                25,500   (6)                                   *
      Kathleen McCree Lewis                                              3,500   (7)                                   *
      P. Gerald Mills                                                  529,764   (8)                                  8.4
      Michael T. Monahan                                                 4,000   (9)                                   *
      M. Marnette Perry                                                  3,000  (10)                                   *
      Philip H. Power                                                    4,300  (11)                                   *
      Beverly A. Rice                                                    4,000                                         *
      James A. Rodefeld                                                 59,750  (12)                                  1.0
      Richard Z. Rosenfeld                                              88,285  (13)                                  1.5
      Robert L. Rosenfeld, Ph.D.                                       342,640  (14)                                  5.9
      James L. Wolohan                                                   3,500  (15)                                   *
      All directors and executive officers (15 persons)              1,459,327  (16)                                 22.4

          * Less than 1% of the class

      (1) Includes shares the spouse and/or minor children of the named individual owns or has the right to acquire individually or jointly with the named individual. Also includes shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 2001.
      (2)   Includes 10,000 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.
      (3)   Includes 2,000 shares that may be acquired on exercise of options.
      (4) Includes 25,000 shares subject to shared voting and investment power, 120,750 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures subject to shared voting and investment power.
      (5) Includes 206,001 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.
      (6)   Includes 25,500 shares that may be acquired on exercise of options.
      (7)   Includes 2,500 shares that may be acquired on exercise of options.
      (8) Includes 500,000 shares that may be acquired on exercise of options, including 100,000 granted on March 22, 2001.
      (9)   Includes 2,500 shares that may be acquired on exercise of options.
      (10)  Includes 2,000 shares that may be acquired on exercise of options.
      (11)  Includes 2,500 shares that may be acquired on exercise of options.
      (12)  Includes 49,750 shares that may be acquired on exercise of options.
      (13)  Includes 40,710 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.
      (14)  Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife, 17,105 shares held by him as trustee and 2,500 shares that may be acquired on exercise of options.
      (15)  Includes 2,500 shares that may be acquired on exercise of options.
      (16) Includes 720,000 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures.

      Information about beneficial ownership set forth in the stock ownership tables is based on information furnished by the shareholder, director, or executive officer.

      The following additional information is furnished in explanation of the stock ownership tables:

      17,105 shares of Common Stock are held by Robert L. Rosenfeld as trustee under various trust agreements established for the issue of Mark K. Rosenfeld and David A. Rosenfeld. Robert L. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

      As of December 31, 2000, Dimensional Fund Advisors Inc., a registered investment advisor, was deemed to have beneficial ownership of 431,000 shares of the Company's Common Stock, all of which shares are held in portfolios of certain registered investment companies and certain other investment vehicles for all of which Dimensional Fund Advisors Inc. serves as investment manager or advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The foregoing information is based solely on a Schedule 13G report, dated February 2, 2001, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

      As of December 31, 1999 (i) Franklin Resources, Inc., a parent holding company, (ii) Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and (iii) Franklin Advisory Services, LLC., an investment advisor, were deemed to have sole voting and investment power over 384,300 shares of the Company's Common Stock. The address of Franklin Advisory Services, Inc. is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024. The foregoing information is based on a Schedule 13G report, dated January 19, 2000, filed by Franklin Resources, Inc., Charles B. Johnson, Rupert
H. Johnson, Jr. and Franklin Advisory Services, Inc. with the Securities and Exchange Commission.

        The shareholdings reported above exclude the beneficial interest of the executive officers of the Company in 296,350 shares of Common Stock held in the Company's pension and profit sharing plans.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding 10% or more of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "S.E.C."). The Company is required to report in this proxy statement any late filings of reports of stock transactions in fiscal 2000, and any known failure to file a required report. Based on written representations of its directors, executive officers and 10% shareholders, and copies of reports that have been filed with the S.E.C. and furnished to the Company during or with respect to fiscal 2000, the Company believes that all such persons complied with the filing requirements for all transactions in fiscal 2000, except for one report required to be filed by Director Perry on Form 4 and covering one transaction which was inadvertently filed 7 days late.

                              ELECTION OF DIRECTORS

      The Company's Restated Articles of Incorporation provide for a Board of Directors consisting of not less than three members as determined by the affirmative vote of at least two-thirds of the entire Board. The directors are divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting are elected for a three-year term. If a quorum is present, the nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.

      The directors whose term of office expires at the 2001 Annual Meeting of Shareholders are Kathleen McCree Lewis, Michael T. Monahan, Richard Z. Rosenfeld and James L. Wolohan (Class III directors). Richard Z. Rosenfeld (Class III director), who has served as a director since 1957, has informed the Board that he intends to retire effective May 24, 2001. The retirement is not the result of any disagreements with the Company. James L. Wolohan, a Class III director and a director since 1993, also has informed the Board that he does not wish to be nominated to serve another term on the Board of Directors. Mr. Wolohan has indicated that this decision is not the result of any disagreements with the Company. The Board of Directors has determined that the number of directors shall be ten effective May 24, 2001, and has nominated Kathleen McCree Lewis and Michael T. Monahan, each of whom is a current director, as Class III Directors, to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of office of the Class I and Class II Directors will expire at the annual meetings of shareholders in 2002 and 2003, respectively.

      It is intended that each proxy given pursuant to this solicitation will be voted in favor of election of each of the two director nominees named, unless the shareholder withholds authority to vote for any one or all nominees in the manner indicated on the proxy.

      Management has no reason to believe that any nominee will be unable to serve; but if any should be unable to serve, the persons named in the enclosed proxy will vote for a substitute nominee or nominees, and/or for fewer nominees, according to their judgment.

      Proxies cannot be voted for more than two nominees.

      The following information is furnished with respect to the members of the Board of Directors, whose term of office will continue after the 2001 Annual Meeting of Shareholders, and nominees:

                                                                                               FIRST                CURRENT
                                           PRINCIPAL OCCUPATION AND                           BECAME                 TERM
      NAME                                POSITIONS WITH THE COMPANY                  AGE     DIRECTOR    CLASS     EXPIRES
---------------------------------------------------------------------------------------------------------------------------

      Herbert S. Amster (2)               Management consultant,                       66       1967         I       2002
                                          Ann Arbor, Michigan

      Leslie E. Dietzman                  President and                                58       1999        II       2003
                                          Chief Executive Officer,
                                          Family Christian Stores, Inc.,
                                          Grand Rapids, Michigan

      Paul W. Gilbert (2)                 Vice Chairman of the Board,                  56       1988        II       2003
                                          Jacobson Stores Inc.

      Herman S. Kohlmeyer, Jr. (2)        Senior Vice President-Investments,           68       1971         I       2002
                                          A.G. Edwards & Sons, Inc.,
                                          New Orleans, Louisiana

                                                                                               FIRST               CURRENT
                                            PRINCIPAL OCCUPATION AND                          BECAME                 TERM
      NAME                                POSITIONS WITH THE COMPANY                  AGE     DIRECTOR    CLASS     EXPIRES
---------------------------------------------------------------------------------------------------------------------------
      Kathleen McCree Lewis (1)           Attorney; member, Dykema Gossett             53       1993        III      2001
                                          PLLC, Detroit, Michigan

      P. Gerald Mills (2)                 Chairman of the Board, President and         72       1996         I       2002
                                          Chief Executive Officer,
                                          Jacobson Stores Inc.

      Michael T. Monahan (1,2,3)          President, Monahan Enterprises, LLC,         62       1990        III      2001
                                          Bloomfield Hills, Michigan


      M. Marnette Perry (2)               President, The Kroger Co.,                   50       1999         I       2002
                                          Columbus Marketing Area,
                                          Westerville, Ohio

      Philip H. Power (3)                 Chairman of the Board, HomeTown              62       1985        II       2003
                                          Communications Network, Inc.,
                                          newspaper publisher, Livonia, Michigan

      Robert L. Rosenfeld, Ph.D.          Program Manager, Defense                     63       1967        II       2003
                                          Advanced Research Projects Agency,
                                          U.S. Department of Defense,
                                          Arlington, Virginia



      (1) Class III Directors, whose current term expires at the 2001 Annual Meeting; nominated to serve until 2004.
      (2)   Members of the Executive Committee.
      (3) See information on page 6 under the caption "Certain Relationships and Related Transactions".

      Mr. Amster has been an independent management consultant for the past five years. He is also a director of Mechanical Dynamics, Inc.

      Mr. Dietzman has been President and Chief Executive Officer of Family Christian Stores, Inc., a family-oriented bookstore, since 1992. He has also been Chief Executive Officer of iBelieve.com.

      Mr. Gilbert has been Vice Chairman of the Board of the Company since 1993. He was also Vice President and Controller of the Company, 1976-1984, Senior Vice President and Chief Financial Officer, 1984-1988, Executive Vice President and Chief Financial Officer, 1988-1993 and Treasurer, 1991-1993.

      Mr. Kohlmeyer has been Senior Vice President - Investments of A.G. Edwards & Sons, Inc., a broker-dealer, since 1999. He held a similar position with Prudential Securities, Inc. 1988 - 1999.

      Ms. Lewis has been a member of Dykema Gossett PLLC, a law firm, since
1982.

       Mr. Mills has served as Chairman of the Board and Chief Executive Officer of the Company since October 31, 1996, and also as President of the Company since December 20, 1996. He was Chairman and Chief Executive Officer of Dayton Corporation, 1978-1981; was Chairman and Chief Executive Officer, the J. L. Hudson Company, 1981-1983; was Chairman and Chief Executive Officer, Dayton Hudson Department Store Company and Executive Vice President, Dayton Hudson Corporation, 1983-1985; was Chairman and Chief Executive Officer, Millston Corporation, a specialty store retailer, 1986-1992; and was a business consultant from 1992-1996.

      Mr. Monahan has been President of Monahan Enterprises, LCC, a consulting firm, since June 1999. He was Chairman of Munder Capital Management ("Munder"), an investment management company, from October 1999 to December 2000 and Chairman and Chief Executive Officer of Munder from October 1999 until January 2000. He was President and a director of Comerica Bank from June 1992 to May 1999 and President and a director of Comerica Inc. from June 1993 until May 1999. He is also a director of the Munder Funds, which includes 32 mutual funds.

      Ms. Perry has been President of The Kroger Co., Columbus Marketing Area, a division of The Kroger Co., a grocery retailer since October 2000, was President of The Kroger Co. of Michigan, from August 1997 to October 2000 and was Vice President of Merchandising for The Kroger Co., 1991-1997.

      Mr. Power founded HomeTown Communications Network, Inc., a publisher of newspapers, in 1965, and has been its Chairman of the Board since that date. He is also a director of SenSyTech, Inc.

      Dr. Robert L. Rosenfeld has been Program Manager, Defense Advanced Research Projects Agency (formerly Advanced Research Projects Agency) since 1985.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company and its subsidiaries have business relationships and transactions in the ordinary course of business with the following entities, of which the directors of the Company named below are officers or directors. The Company considers that the terms of all transactions referred to are comparable to those which would have been reached with unaffiliated parties.

      The Company and its subsidiaries have an investment management agreement with Munder Capital Management ("Munder") whereby Munder provides investment management services for a portion of the assets held by the Company's defined pension benefit plan. Mr. Monahan was Chairman of Munder from October 1999 through December 2000. Information on the Company's relationship with Munder in fiscal 2000 is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation."

      The Company regularly advertises in various newspapers and other periodicals, including newspapers published by HomeTown Communications Network, Inc., of which Philip H. Power is Chairman of the Board. During its last fiscal year, the Company paid newspapers published by HomeTown Communications Network, Inc. $291,485 for advertising space.

COMPENSATION OF DIRECTORS

      The Company compensates its directors at the rate of $10,000 per year ($12,500 for committee chair) plus $750 for each Board meeting attended and each committee meeting attended, except that no director fees are paid to any director who is a full-time employee of the Company (Messrs. Mills and Gilbert). Directors are eligible to defer director fees, with interest thereon, until after termination of service as a director of the Company. The interest rate used by the Company's Deferred Compensation Plan, which is currently equal to the one-year Treasury Bill rate plus 125 basis points, or 5.38%, is determined from time to time by the Compensation Committee of the Board of Directors.

      Under the Company's Stock Option Plan of 1994, non-statutory stock options were granted in fiscal 2000 to the following directors who are not full-time employees of the Company, at the following prices, which in each case was the fair market value on the date of grant:

                                                                                                EXERCISE PRICE
                                          NAME                              OPTIONS              PER SHARE
                                        ----------------------------------------------------------------------
                                        Herbert S. Amster                       500 sh.            $5 7/16
                                        Leslie E. Dietzman                      500                 5 7/16
                                        Herman S. Kohlmeyer, Jr.                500                 5 7/16
                                        Kathleen McCree Lewis                   500                 5 7/16
                                        Michael T. Monahan                      500                 5 7/16
                                        M. Marnette Perry                       500                 5 7/16
                                        Philip H. Power                         500                 5 7/16
                                        Richard Z. Rosenfeld                    500                 5 7/16
                                        Robert L. Rosenfeld, Ph.D.              500                 5 7/16
                                        James L. Wolohan                        500                 5 7/16

      The term of each director option is five years. No director options were exercised during 2000.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Company's Board of Directors held five meetings during the year ended February 3, 2001.

      There are four permanent committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee and Directors Committee.

      The Executive Committee met one time during the year. The Executive Committee has the authority of the Board of Directors, between Board meetings, to take action and adopt resolutions in the ordinary course of business of the Company. The Executive Committee also has authority with respect to any matters designated by the Board of Directors, subject to any limitations in the Michigan Business Corporation Act.

      The Audit Committee consists of Directors Wolohan (Chair), Dietzman, Lewis, Power and Robert L. Rosenfeld. It met three times during the year. The Audit Committee reviews the adequacy and effectiveness of the Company's internal controls and the Company's accounting principles, policies and practices; reviews and evaluates at least annually with management and the chief internal auditor the role of the internal audit department and the scope and effectiveness of its work and reviews its findings; recommends to the Board, subject to shareholder approval, the selection of independent public accountants; reviews with the independent auditor the scope of the annual audit and any reports issued in connection with the audit and evaluates their independence and professional competence. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit
A. The Company's securities are quoted on The Nasdaq National Market and the Company is governed by its listing standards. All members of the Audit Committee are independent as independence is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

      The Compensation Committee consists of Directors Kohlmeyer (Chair), Lewis, Monahan, Perry and Robert L. Rosenfeld. It met three times during the year. It provides general oversight for the compensation and benefit policies of the Company; reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation; reviews the salaries, bonuses and total compensation levels of Company officers; reviews the Company's employee benefit plans and policies; administers the Company's Deferred Compensation Plan; evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers; and serves as the employee option committee under the Company's Stock Option Plan of 1994.

      The Directors Committee consists of Directors Power (Chair), Amster, Dietzman, Mills, Richard Z. Rosenfeld and Wolohan. It met two times during the year. The Directors Committee determines a desirable balance of expertise among Board members; identifies and recommends to the Board qualified candidates to fill positions and vacancies on the Board; considers director nominees proposed by shareholders and recommends to the Board the slate of director nominees for election by the shareholders at the Annual Meeting; reviews and recommends to the Board the performance criteria for members of the Board, the size of the Board, the committee structure and assignments, and the conduct and frequency of Board meetings; reviews and recommends compensation arrangements for members of the Board; and evaluates the performance of the members of the Board and assesses the Board's effectiveness as a whole.

        The Company's Restated Articles of Incorporation contain procedures to be followed by any shareholder who intends to nominate a candidate for the Board of Directors. A written notice should be delivered to the Secretary of the Company not less than 120 days before the anniversary date of the Company's proxy statement for the previous year's annual meeting of shareholders. The notice should set forth the name, age, business address and residence address of each nominee proposed; the principal occupation or employment of each nominee; the number of shares of stock of the Company which are beneficially owned by each nominee; a statement that the nominee is willing to be nominated; and such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. Any nomination not made in accordance with this procedure will be void.

      During the year, every director attended at least 75% of the meetings of the Board and any committees on which the director served.

                             EXECUTIVE COMPENSATION

      The following table and footnotes summarize the compensation for the last three fiscal years of (i) the Company's Chief Executive Officer during fiscal 2000, (ii) the Company's other highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of fiscal 2000, and (iii) an individual who was among the Company's four most highly compensated executive officers other than the Chief Executive Officer, but was not serving as an executive officer at the end of fiscal 2000:


                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                                                     AWARDS
                                                                                     ------
                                                                 ANNUAL            SECURITIES
                                                              COMPENSATION(1)      UNDERLYING
                                                          --------------------       OPTIONS/       ALL OTHER
                                                           SALARY       BONUS         SARS       COMPENSATION(2)
         NAME AND PRINCIPAL POSITION             YEAR         ($)          ($)         (#)             ($)
------------------------------------------------------------------------------------------------------------------
         P. Gerald Mills                         2000     $409,434    $     0        100,000         $ 9,774
             Chairman of the Board, President    1999      340,274          0              0           4,892
             and Chief Executive Officer         1998      285,000          0              0           4,710

          Paul W. Gilbert                        2000      389,623          0         25,000           3,048
             Vice Chairman of the Board          1999      340,274          0         20,000           2,511
                                                 1998      295,000          0         25,000           2,136

         James A. Rodefeld                       2000      289,623          0         20,000           5,216
             Executive Vice President -          1999      240,274          0         17,000           5,556
             Marketing & Stores                  1998      188,500          0         20,000           3,573

         Theodore R. Kolman                      2000      194,811          0          5,000           4,266
             Senior Vice President -             1999      166,220          0          5,000           2,982
             General Merchandise Manager         1998      148,500          0          7,500           2,922

         Beverly A. Rice (3)                     2000       91,356          0          5,000          47,550
             Senior Vice President -             1999      128,192          0          5,000           2,783
             Fashion & Merchandising Strategy    1998       94,230          0          7,500           2,783


(1) The only types of other annual compensation for each of the named executive officers were in the form of perquisites in amounts less than the level required for reporting.

(2) The amounts shown as other compensation include for 2000: (a) Company contributions to the Jacobson's Retirement Savings & Profit Sharing Plan (401(k) plan) (Mr. Mills $960; Mr. Gilbert $960; Mr. Rodefeld $960; and Mr. Kolman $960); (b) amounts paid by the Company for term life insurance (Mr. Mills $8,814; Mr. Gilbert $2,088; Mr. Rodefeld $4,256; Mr. Kolman $3,306 and Ms. Rice $3,577) and (c) $43,973 payable in connection with Ms. Rice's resignation.

(3) Beverly Rice resigned as Senior Vice President - Fashion and Merchandising Strategy effective September 15, 2000.

OPTIONS

      The table below reports options granted during the last fiscal year to each of the executive officers of the Company listed in the Summary Compensation Table on page 9. The Company has not granted any stock appreciation rights
(SARs).

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                                     POTENTIAL
-------------------------------------------------------------------------------------------------      REALIZABLE VALUE AT
                                NUMBER OF         % OF TOTAL                                                ASSUMED ANNUAL
                                SECURITIES       OPTIONS/SARS                                          RATES OF STOCK PRICE
                                UNDERLYING        GRANTED TO                                                 APPRECIATION
                               OPTIONS/SARS       EMPLOYEES           EXERCISE                             FOR OPTION TERM
                                  GRANTED         IN FISCAL        OR BASE PRICE      EXPIRATION          ------------------
      NAME                          (#)             YEAR              ($/SH)             DATE             5%($)        10%($)
-----------------------------------------------------------------------------------------------------------------------------
      P. Gerald Mills            100,000            42.3%           $  5.0625        March 22, 2010   $  318,378   $  806,832
      Paul W. Gilbert             25,000            10.6               5.0625        March 22, 2010       79,594      201,708
      James A. Rodefeld           20,000             8.5               5.0625        March 22, 2010       63,676      161,366
      Theodore R. Kolman           5,000             2.1               5.0625        March 22, 2010       15,919       40,342
      Beverly A. Rice              5,000             2.1               5.0625        March 22, 2010       15,919       40,342


      Each option referred to in the foregoing table is a non-statutory option and has a term of ten years. Mr. Mills' options vested immediately upon grant. The remaining options granted vest at the rate of 25% per year, commencing on the first anniversary of the date of grant. The exercise price is not less than the market value of the Company's Common Stock on the date of grant. Ms. Rice's options expired as a result of her resignation, effective September 15, 2000.

      The table below reports options exercised in the last fiscal year by each of the executive officers of the Company listed in the Summary Compensation Table on page 9, and the number and fiscal year-end value of options held by each such executive officer.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                            SHARES ACQUIRED   VALUE        OPTIONS/SARS AT FISCAL YEAR-END    AT FISCAL YEAR-END(1)
                               ON EXERCISE   REALIZED(1)                  (#)                             ($)
      NAME                        (#)         ($)             EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
      P. Gerald Mills             0             $0                 400,000 /    0                       $ 0/0
      Paul W. Gilbert             0              0                 103,250 / 58,750                       0/0
      James A. Rodefeld           0              0                  35,500 / 46,500                       0/0
      Theodore R. Kolman          0              0                  21,125 / 14,375                       0/0
      Beverly A. Rice (2)         0              0                       0 /      0                       0/0


      (1) Market value of underlying securities at exercise or fiscal year-end, minus the exercise or base price.
      (2) Ms. Rice's options expired as a result of her resignation effective September 15, 2000.

LONG-TERM INCENTIVE PLANS

      The Company does not have a long-term incentive plan.


PENSION PLAN

      The following table summarizes annual benefits under the Company's pension plan:

                                               YEARS OF SERVICE
                 AVERAGE           --------------------------------------------
              REMUNERATION              15          20          25          30
              -----------------------------------------------------------------
                  $125,000          $11,250     $15,000     $18,750     $22,500
                   150,000           13,500      18,000      22,500      27,000
                   175,000           15,750      21,000      26,250      31,500
                   200,000           18,000      24,000      30,000      36,000
                   225,000           20,250      27,000      33,750      40,500

      The Plan recognizes a maximum of 30 years credited service.

      Benefits under the plan are based on an employee's cash compensation, including contributions to the Company's 401(k) plan, but excluding deferred compensation and compensation which exceeds the applicable limitation under the Internal Revenue Code. Benefits under the plan prior to an amendment were computed on the basis of total compensation for the 30 calendar years during which an employee's compensation was highest, or the entire period of employment if less than 30 years. Effective January 1, 1998, the pension plan of the Company was modified to provide benefits to employees as illustrated in the above table. Benefits of the amended plan are computed on the basis of the average yearly compensation for the highest five consecutive years during the ten years preceding the employee's last day of employment. In accordance with the plan provisions, all present and former employees as of January 1, 1998 will receive the greater of the benefits as determined under the prior plan and under the terms of the modified plan. Certain of the executive officers' minimum annual benefits will be determined as 1% of their total compensation, subject to the limitations described herein, during their years of service with the Company, plus $100. Benefits are paid as a monthly annuity, and are not subject to deduction for social security or other offset amounts.

      For each of the executive officers named in the Summary Compensation Table, all of their salary reported in the Summary Compensation Table, including the Company's contributions on their behalf to the 401(k) plan, are eligible for consideration in computing their benefits under the pension plan, subject to the applicable limitation under the Internal Revenue Code. That limitation was $160,000 for 2000, 1999 and 1998.

      The years of credited service of the executive officers named in the Summary Compensation Table are:

                                                        YEARS OF SERVICE
                                                        ----------------
                           P. Gerald Mills                    4 years
                           Paul W. Gilbert                   26 years
                           James A. Rodefeld                  4 years
                           Theodore R. Kolman                10 years
                           Beverly A. Rice                    4 years

                    EXECUTIVE OFFICERS EMPLOYMENT AGREEMENTS

      The Company's employment agreement with P. Gerald Mills, as amended effective April 15, 2001, is for a term ending April 15, 2002 at an annual salary of $425,000. The Agreement authorizes Mr. Mills to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Mills' salary for the year ended February 3, 2001 was deferred. Pursuant to the agreement, Mr. Mills is entitled (i) to participate in the Company's management incentive plan,
(ii) to four weeks of vacation a year, and (iii) to participate in such other plans and additional benefits as are generally available to other executives and for which he is eligible. Mr. Mills' agreement provides an option to purchase 300,000 shares of Common Stock, which was granted to him on October 31, 1996, and which vested in one-third cumulative annual installments beginning October 31, 1996 and was fully vested as of October 31, 1998.

      The agreement provides that, in the event of the termination of Mr. Mills' employment during the term of the agreement as a result of death or disability, or termination by the Company for cause, (i) he will be entitled to his accrued salary through the date of termination and a pro-rata bonus, if any, for the year of such termination, based on the actual number of days worked in that year, and (ii) if such termination is a result of Mr. Mills' death or disability, he will be entitled to any benefits contained in any wage continuation program, insurance or other employee benefit plans that are generally applicable to all executive officers of the Company and that are maintained by the Company at that time. If such termination is by the Company without cause, Mr. Mills' salary and benefits will be continued as described below. His agreement also includes change in control severance provisions as described below.

      The Company's employment agreements with Messrs. Gilbert and Rodefeld are for a term of three years currently ending April 14, 2003, which term is automatically extended one year each April 15, unless either party gives the other notice that such extension will not occur. Mr. Gilbert's and Mr. Rodefeld's annual salaries under their agreements are $400,000 and $300,000, respectively. The agreements authorize the executive to defer payment of any part of the salary and interest thereon until after the executive's retirement or death pursuant to the Company's Deferred Compensation Plan. None of the executives' salaries for the year ended February 3, 2001 was deferred. The agreements also provide that, in the event of the death of the executive during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of death, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on Mr. Gilbert's life after January 31, 1996 and on Mr. Rodefeld's life after April 15, 1998.

      If the executive's employment is terminated as a result of his disability during the term of the agreement (i) his salary will continue for two years at the rate in effect immediately before his disability and then at one-half such rate for one more year, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and
(iii) the Company will continue to maintain medical, hospitalization and life insurance for the executive, his spouse and dependents for five years. The Company may offset against these payments (i) any disability benefits paid under any insurance maintained by the Company, and (ii) if the executive dies while these payments are being made, the proceeds of any increased insurance the Company provides on Mr. Gilbert's life after January 31, 1996, and on Mr. Rodefeld's life after April 15, 1998.

      If the Company terminates employment of Messrs. Mills, Gilbert or Rodefeld without cause before the expiration of the term (i) the executive's salary will continue, at the rate in effect immediately before termination, and the Company will provide continued medical and hospitalization insurance, for the balance of the term of the agreement or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to the executive with respect to any remaining part of such period.

      The Company's employment agreements with Messrs. Mills, Gilbert and Rodefeld also provide for change in control severance benefits described below if (i) a change in control of the Company occurs within the period described below, and (ii) (A) the executive's employment is terminated by the Company without cause or by the executive for good reason during the period beginning 90 days before the change in control and ending two years after the change in control, or (B) the executive terminates his employment with the Company at any time during the 3rd month after the change in control for any reason or for no reason. The change in control must occur on or before the earliest of (A) the expiration of the term of the written employment agreement between the executive and the Company, and (B) the executive's death or disability.

      For purposes of the agreements, a change in control generally includes (i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 20% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders do not own more than 50% of the surviving entity, (iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company cease to be a majority of the Company's directors.

      The severance benefits provided by the agreement in the event of a change in control are (i) a lump-sum cash payment equal to (a) the amount of the executive's salary for a period of two years after termination of employment, or through the termination date of his employment agreement with the Company, whichever is greater (the "Time"), (b) a pro-rata bonus for the year of termination, equal to the prior year's bonus adjusted for the actual number of days worked in the year of termination, and (c) the executive's prior year's bonus multiplied by the Time (in years and fractions of a partial year), and
(ii) continued medical, dental, life, disability, hospitalization, optical and prescription drug coverage, automobile allowances and benefits during the Time and, if applicable, payments under the Company's Split Dollar Agreement with Mr. Gilbert, during the Time. Pursuant to the agreement, the executive has also agreed to non-competition, confidentiality, and non-solicitation provisions.

      In the event that any payments made in connection with the change in control provisions would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, the agreement provides that the Company is obligated to make the executive whole with respect to such excise tax and any related income tax.

      The Company has an agreement with Mr. Kolman for a term of one year ending April 13, 2002, at an annual salary of $200,000. The agreement provides that if the Company terminates Mr. Kolman's employment without cause or if Mr. Kolman terminates his employment for good reason within one year after a change in control of the Company (defined as described above in connection with the agreements with Messrs. Mills, Gilbert and Rodefeld) his salary will continue for a period of 24 months after the change in control occurred. If employment is terminated because of any other termination by the Company or Mr. Kolman for any or no reason or because of his death, permanent incapacity or retirement, benefits may continue to the extent provided in any severance program, wage continuation program, insurance or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time.

      The Jacobson Stock Option Plan of 1994 provides that all options granted to employees under that plan shall become immediately exercisable in full immediately before a change in control of the Company. The definition of change in control under the Plan is substantially the same as the definition as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors during fiscal 2000 has consisted of Directors Kohlmeyer (Chair), Lewis, Monahan, Perry and Robert L. Rosenfeld.

  No executive officer of the Company serves as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers also serves as a director of the Company.

      Mr. Monahan was Chairman of Munder Capital Management ("Munder") and during a portion of fiscal 2000 also served as their Chief Executive Officer. The Company has engaged the services of Munder Capital Management as an investment manager for a portion of the assets maintained by its defined pension benefit plan since 1990 and prior to Mr. Monahan's service to Munder. During its last fiscal year, the Company's defined pension benefit plan paid investment fees to Munder of $80,910.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies; administers the Company's Deferred Compensation Plan; and evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers (including those named in the Summary Compensation Table on page 9). The Committee also serves as the employee option committee under the Company's Stock Option Plan of 1994.

      The Committee uses a number of resources to assist the Committee in making informed decisions regarding compensation. In fiscal 2000, the Committee obtained Company research on industry practices and financial performance, including those of companies included in the Company's peer group index, as support to the Committee in fulfilling its responsibilities. In addition, the Company and the Committee have, in prior years, consulted with independent compensation consultants.

      The Company seeks to provide executive compensation that will support achievement of the Company's goals while attracting and retaining talented executives and rewarding superior performance. The Company implements this policy through salaries, bonuses, stock options, employment and severance agreements, and benefit plans which are generally available to all Company employees.

      BASE SALARY. The Company's practice is to set base salary levels for the Company's executive officers which generally approximate the median salary levels of executive officers in other companies of comparable size within the retail industry, taking into consideration the position's complexity, responsibility, working environment, and need for special expertise. Increases in base salary are determined by the Committee's subjective evaluation of the Company's performance and financial condition, the executive's individual performance and position in the salary range, and management's recommendations. The salary increases given to executives in 2000 were based primarily on management's recommendations, the Company's improved financial performance in fiscal 1999 and the Committee's judgment that their salaries, adjusted for inflation, were low relative to executives at comparable companies.

      BONUSES. The Company has a bonus plan to compensate its executive officers for achieving the Company's return on sales target set near the beginning of each fiscal year and for their individual performance during the year. Bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals and increase shareholder value. They are also intended to establish high levels for expected performance, foster awareness of the benefits of teamwork, and recognize the executive officer's individual contributions to the Company.

      For the fiscal year ended February 3, 2001, the Jacobson Stores Inc. 2000 Management Incentive Plan (the "2000 Plan") covered all the executive officers of the Company. Pursuant to the 2000 Plan, a bonus pool was established for each executive officer equal to 15% to 35% of the executive officer's 2000 base salary if 100% of the corporate and individual performance targets were reached. The bonus pool was to be reduced pro-rata for performance less than the target and eliminated entirely if certain minimum performance thresholds (approximately 70% of the targets) were not met, or increased to a maximum of 22.5% to 52.5% of base salary if 130% of the targets were achieved. For Messrs. Mills, Gilbert and Rodefeld, 75% of their bonuses under the plan were payable based on the Company's targeted return on sales, and 25% of their bonuses under the plan were payable at the discretion of the Board, based on the Committee's recommendations after its subjective evaluation of the executive's individual contribution to the implementation of the Company's strategic business plan. For Messrs. Mills, Gilbert and Rodefeld, bonuses would be paid only if the Company achieved or exceeded its threshold return on sales. For Mr. Kolman and Ms. Rice, 50% of their bonuses under the plan were payable based on the Company's targeted return on sales, and the remaining 50% of their bonuses under the plan on the executive's individual performance specific to their position.

      In 2000, no bonuses were paid under the Plan, as the Company did not meet the threshold return on sales and the individuals did not meet the performance measurements specific to their position.


      STOCK OPTIONS. The Company's practice is to award stock options to the Company's executive officers, and other key employees, in amounts reflecting the Committee's subjective evaluation of the executive officer's position and ability to influence the Company's overall performance, previously issued option grants, the amount necessary to attract new executives, and management's recommendations, without any specific weight being given to any of these factors. Options are intended to provide executives with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of the executive officers with the interests of the shareholders of the Company, and to attract and retain qualified employees. The Company made its 2000 annual key employee option grants in March 2000.

      Stock options granted in fiscal 2000 are non-statutory options, have a term of ten years, and generally vest at the rate of 25% per year commencing on the first anniversary of the date of grant to provide a long-term incentive, except for the options granted to Mr. Mills, which was 100% immediately exercisable. The exercise price is not less than the fair market value of the underlying shares at the date of grant. Such options only provide compensation if the Company's stock price increases.

      EMPLOYMENT AGREEMENTS. The Company's practice is to have written employment agreements with all officers to provide them with specified periods of employment, salaries and severance benefits, including change in control severance provisions. The employment agreements with each of the Company's executive officers named in the Summary Compensation Table are summarized on pages 12-13 of this proxy statement.

      Section 162 (m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has not had more than $1 million in compensation deductions for any executive officer in any one year, but the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

      BASIS FOR COMPENSATION OF P. GERALD MILLS. Factors used by the Committee in evaluating Mr. Mills' performance as Chairman of the Board, President and Chief Executive Officer included the Company's 1999 financial performance compared to the previous year, strategic planning, organizational development and reorganization, investor and vendor relations, formulation of major corporate policies, including corporate governance policies, keeping the Board fully informed on the condition of the Company, and working with the directors to effectively use their talents to the best strategic advantage of the Company. The Committee recommended that the Company enter into an amendment to its employment agreement with Mr. Mills increasing his base salary (see "Executive Officers Employment Agreements" above), based on its judgment of what was appropriate in Mr. Mills' agreement and the terms that were necessary to retain Mr. Mills with the Company. The salary in Mr. Mills' amended employment agreement increased from his fiscal 1999 base salary based on the Committee's judgment that his salary was low relative to other Chief Executive Officers at comparable companies and the salaries of other Company officers. No bonus was approved for Mr. Mills for fiscal 2000 because the Company did not meet its threshold return on sales target under the 2000 Plan. Mr. Mills was granted options in March 2000 (as described in the "Summary Compensation Table" on page
9) to purchase 100,000 shares based on the Compensation Committee's decision to supplement Mr. Mills' compensation with equity incentives that provide compensation only if the Company's stock price increases. The amount and terms of the options were determined based on the Committee's subjective evaluation of Mr. Mills' position and ability to influence the Company's overall performance, previously issued option grants and management's recommendations without any specific weight being given to any of these factors.

                                        COMPENSATION COMMITTEE

                                                Herman S. Kohlmeyer, Jr., Chair
                                                Kathleen M. Lewis
                                                Michael T. Monahan
                                                M. Marnette Perry
                                                Robert L. Rosenfeld


PERFORMANCE GRAPH

      The following graph compares the Company's cumulative shareholder return on its Common Stock for the last five fiscal years with the cumulative total return of retailers in a peer group index, and with the cumulative total return of companies included in the Total Return Index for The Nasdaq Stock Market (U.S. Companies), a broad equity market index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG JACOBSON STORES INC., THE NASDAQ STOCK MARKET
                     (U.S. COMPANIES), AND PEER GROUP INDEX

           (A paper copy of the Performance Graph is contained in the Company's definitive proxy statement.)

      *Assumes $100 invested on January 27, 1996 in Jacobson Common Stock, The Nasdaq Stock Market (U.S. Companies), and an index comprised of Peer Group companies. Total Return assumes reinvestment of dividends.

      The dollar values for total shareholder return plotted in the graph above are shown in the table below.


                ----------------------------------------------------------------------------------------------
                                          1-27-96     1-25-97     1-31-98     1-30-99     1-29-00       2-3-01
                ----------------------------------------------------------------------------------------------
                Jacobson's                   100          89         153          79          61          37
                Nasdaq Market                100         132         157         246         380         270
                Peer Group                   100         123         174         235         201         242

      The peer group included in the graph is comprised of eleven retail companies offering mainly apparel and accessories. The members of the peer group are as follows: AnnTaylor Stores Corp., Bon-Ton Stores, Inc.; Dillard's, Inc.; Federated Department Stores, Inc.; Gottschalks Inc.; May Department Stores Company; Neiman Marcus Group, Inc.; Nordstrom, Inc.; Saks Inc. (formerly Proffitt's, Inc.); Target Corporation (formerly Dayton Hudson Corp.); and Talbots, Inc. The shareholder returns for each of these companies have been weighted according to each company's stock market capitalization at the beginning of each period.

AUDIT COMMITTEE REPORT


The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as it has been modified or supplemented, and discussed with the independent auditors the independent auditors' independence. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" as it has been modified or supplemented. The Committee discussed the audited financial statements of the Company as of and for the fiscal year ended February 3, 2001 with management.

Based on the above mentioned review and discussions, the Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the Securities and Exchange Commission.


                                               AUDIT COMMITTEE

                                                       James L. Wolohan, Chair
                                                       Leslie E. Dietzman
                                                       Kathleen McCree Lewis
                                                       Philip H. Power
                                                       Robert L. Rosenfeld

AUDIT FIRM FEE SUMMARY

For fiscal 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services for the following categories and amounts:

      Audit Fees              $130,000
      All other fees            16,500


The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the principal auditor's independence.

                             APPOINTMENT OF AUDITORS

      Arthur Andersen LLP, independent public accountants, have been auditors for Jacobson Stores Inc. and its subsidiaries since 1960. One or more representatives of that firm are expected to be present at the 2001 Annual Meeting, with the opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.

      The Board of Directors has nominated Arthur Andersen LLP as the auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending February 2, 2002. The following resolution will be offered at the meeting:

            "RESOLVED, that Arthur Andersen LLP, independent public accountants, be appointed auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending February 2, 2002."

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION.

      Approval of this proposal is given by a majority of the votes cast. Broker non-votes and abstentions will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.


                                  OTHER MATTERS

      Management does not know of any other matter to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote according to their judgment.

      Votes in all matters will be counted by Wells Fargo Shareowner Services whose address is P.O. Box 64859, St. Paul, MN 55164-9445.

COST OF SOLICITATION

      The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by a few employees of the Company; and brokers, banks and others known by the Company to hold Common Stock for other beneficial owners will be requested to forward proxies and proxy soliciting material to the beneficial owners and will be reimbursed for their expenses.

PROPOSALS FOR 2002 ANNUAL MEETING

      Any shareholder's proposal intended to be presented at the 2002 Annual Meeting must be in writing, must comply with the requirements set forth in the Company's Restated Articles of Incorporation (summarized on page 8, above) and with the requirements of the Securities and Exchange Commission, should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Road, Jackson, Michigan 49201-8847, and must be received by the Company at that address no later than December 10, 2001, in order to be considered for inclusion in the Company's proxy material for that meeting.

      The Company must receive notice of any shareholder's proposals intended to be presented at the 2002 Annual Meeting that are not intended to be considered for inclusion in the Company's Proxy Statement and Proxy related to that meeting, no later than February 23, 2002 to be considered timely. Such proposals should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Rd., Jackson, Michigan 49201-8847 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.


                                          By order of the Board of Directors,

                                          RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 9, 2001.

                                    EXHIBIT A

                              JACOBSON STORES INC.
                             AUDIT COMMITTEE CHARTER


ORGANIZATION. The Board of Directors (the "Board") shall have an Audit Committee composed of three or more directors none of whom is currently an officer or employee of the Company or its subsidiaries or is employed by the Company or any of its affiliates for the current year or any of the past three years and each of whom is independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director and each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee and each of whom meets the definition of "Independent Director" under NASD Rule 4200(a)(14). Committee members, including one who shall be appointed as chairman, will be nominated by the Directors' Committee and approved by the Board. The terms of the committee members shall be one year. Membership on the committee shall be rotated so as to provide a balance between continuity and new perspectives. At least one Committee member must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities.

PURPOSE AND POLICY. The Audit Committee shall provide assistance to the Board in fulfilling its responsibility relating to the adequacy and effectiveness of the Company's internal controls and financial reporting policies and practices, the Company's standards of business conduct and ethics and oversight of the internal and outside auditor.

The committee shall be empowered to retain, at the Company's expense, independent consultants to advise the committee and to call on assistance from officers and employees of the Company.

The Audit Committee shall facilitate free and open communication among the Board, the independent consultants, the Company's independent auditors, the chief internal auditor, and with the chief executive officer and members of management of the corporation. The outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

RESPONSIBILITIES.  The Audit Committee shall:

      1. recommend to the Board the appointment of the independent accounting firm to conduct the annual audit of the Company.

      2. review with the independent auditor the scope of the annual audit and any reports issued in connection with the audit;

      3. ensure that the Audit Committee receives from the outside auditors a formal written statement (including written disclosures) delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engage in dialogue with the auditor with respect to the auditor's independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor;

      4. review and evaluate at least annually with management and the chief internal auditor the role of the internal audit department and the scope and effectiveness of the work performed by the internal auditors, approve the annual audit plan and periodically review the audit status and findings;

      5. review and discuss with management and the independent auditor the annual audited financial statements and the financial reporting process, including the disclosure and content of the financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61, and recommend to the Board of Directors whether the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

      6. review annually with management, the independent auditor and the chief internal auditor, the adequacy and effectiveness of internal controls and the Company's accounting principles, policies and practices;

      7. review with management the programs and procedures to assure compliance with laws, regulations and corporate policy;

      8. periodically review the status of any pending litigation which could have significant impact on the Company's financial statements or seriously affect its reputation;

      9. review with management the programs and procedures established to avoid conflicts of interest, including the Company's Code of Ethics and executive perquisites;

      10. at least annually, meet privately with the chief internal auditor and independent auditor;

      11. review the financial reporting practices and policies for the Company's defined benefit pension plan; and

      12.   review and reassess the adequacy of this Charter at least annually.

                                   JACOBSON'S

PROXY                          JACOBSON STORES INC.                 COMMON STOCK

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 24, 2001

The undersigned appoint(s) P. GERALD MILLS and PHILIP H. POWER as proxies, each with power of substitution, and authorize(s) them to represent and vote as indicated below all shares of Common Stock of Jacobson Stores Inc. held of record by the undersigned on March 26, 2001, at the 2001 Annual Meeting of Shareholders, to be held May 24, 2001, and at any adjournments thereof.


 1. ELECTION OF DIRECTORS:   |_|   FOR all nominees listed below            |_|  WITHHOLD AUTHORITY
                                   (except as marked to the contrary below)      to vote for all nominees listed below

    Class III Directors to serve until the 2004 Annual Meeting of Shareholders:

           01  KATHLEEN MCCREE LEWIS     02  MICHAEL T. MONAHAN

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NUMBER(S)      -------------------------------------
OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)                                |                                   |
                                                                                    -------------------------------------
  2. APPOINTMENT OF AUDITORS:

     Proposal to appoint Arthur Andersen LLP as auditors for the fiscal
     year ending February 2, 2002.                                             |_|  FOR      |_|  AGAINST      |_|  ABSTAIN

                                              \/          Please fold here         \/
-----------------------------------------------------------------------------------------------------------------------------------

3. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS GIVEN OR NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 AND ACCORDING TO THE JUDGMENT OF THE PROXIES ON ALL OTHER MATTERS.

The undersigned acknowledge(s) receipt of the Notice of the 2001 Annual Meeting of Shareholders, the Proxy Statement for said meeting, and the Annual Report of Jacobson Stores Inc. to its shareholders for the year ended February 3, 2001.

Please sign in the space provided exactly as name(s) appear(s) below. For joint accounts, each joint owner is requested to sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership, please sign in the name of the shareholder, sign your name, and give your title. Unsigned or improperly signed proxies will not be counted. Signed but unmarked proxies will be voted in accordance with the Board of Director's recommendation.

Address Change? Mark Box   |_|               Indicate changes below:                    Dated___________________ , 2001

                                                                                  ------------------------------------------------
                                                                                  |                                              |
                                                                                  |                                              |
                                                                                  |                                              |
                                                                                  ------------------------------------------------
                                                                                  Signature(s) in Box
                                                                                  Please sign, date and return this proxy promptly
                                                                                  in the enclosed envelope. This proxy will not be
                                                                                  used if you attend the meeting in person and so
                                                                                  request.